Exhibit 2.2

AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Amendment to the Asset Purchase Agreement (this “Amendment”) is dated as of June 8, 2010, by and between Adaptec, Inc., a Delaware corporation (“Seller”), and PMC-Sierra, Inc., a Delaware corporation (“Buyer”).

WHEREAS, each of the parties hereto entered into that certain Asset Purchase Agreement, dated as of May 8, 2010 (the “Asset Purchase Agreement”); and

WHEREAS, each of the parties hereto now desires to amend the Asset Purchase Agreement as more particularly described herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Asset Purchase Agreement.

Section 2. Amendment.

(a) Schedule 1.1(a) to the Asset Purchase Agreement is hereby modified as described in Annex 1.1(a) hereto.

(b) Schedule 2.1(b) to the Asset Purchase Agreement is hereby modified as described in Annex 2.1(b) hereto.

(c) Schedule 2.1(c) to the Asset Purchase Agreement is hereby replaced in its entirety with Annex 2.1(c) hereto.

(d) Schedule 2.1(d) to the Asset Purchase Agreement is hereby modified as described in Annex 2.1(d) hereto.

(e) Schedule 2.1(e) to the Asset Purchase Agreement is hereby modified as described in Annex 2.1(e) hereto.

(f) Schedule 2.2(r) to the Asset Purchase Agreement is hereby modified as described in Annex 2.2(r) hereto.

(g) Schedule 3.12(b)(i) to the Asset Purchase Agreement is hereby replaced in its entirety with Annex 3.12(b)(i) hereto.

(h) Schedule 3.12(e) to the Asset Purchase Agreement is hereby replaced in its entirety with Annex 3.12(e) hereto.

(i) Schedule A to Exhibit D to the Asset Purchase Agreement is hereby replaced in its entirety with Schedule A hereto.

(j) Section 2.7(e) of the Asset Purchase Agreement is hereby amended by adding he following words at the end thereof and before the semicolon:

“substantially in the form attached hereto as Exhibit F”.

(k) Exhibit F is hereby attached to the Asset Purchase Agreement in the form attached hereto as Annex F.

(l) Section 6.10(a)(i) of the Asset Purchase Agreement is hereby replaced in its entirety with the following:

“(i) retain copies of technology specifically identified and licensed to Seller in the Transition Services Agreement and such other Records necessary for Seller to perform its obligations under the Transition Services Agreement”

Section 3. Miscellaneous.

(a) Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Asset Purchase Agreement or of any other instrument or agreement referred to therein or (ii) prejudice any right or remedy which any party hereto may now have or may have in the future under or in connection with the Asset Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Asset Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the Related Agreements shall mean the Asset Purchase Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Asset Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(c) Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(d) Governing Law. The provisions of Section 11.4 of the Asset Purchase Agreement shall govern this Amendment.

(e) Headings. Titles and headings of sections of this Amendment are for convenience of reference only and shall not affect the construction of any provision of this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER:	PMC-SIERRA, INC.

	By:	/s/ GREGORY S. LANG
	Name:	Gregory S. Lang
	Title:	President and Chief Executive Officer

SELLER:	ADAPTEC, INC.

	By:	/s/ JOHN J. QUICKE
	Name:	John J. Quicke
	Title:	Interim President and Chief Executive Officer

[Signature Page to Amendment to Asset Purchase Agreement]